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                                                                   EXHIBIT 23(d)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Anadarko Finance Company of our report dated March 3, 2000, included in the annual report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1999, and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

Fort Worth, Texas
July 30, 2001